United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 10, 2014

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 10, 2014, we promoted James K. Pugh, Ph.D., to the position of  Chief Technology Officer, with Craig Nelson resigning as Chief Technology Officer and being promoted to Honorary Deputy CEO and Chief Operating Officer.  Mr. Nelson’s Employment Agreement that we entered into on August 1, 2013, is still in effect, at an annual salary of $177,000, among other benefits.  For additional information on Mr. Nelson’s Employment Agreement, please see Exhibit 10 of our 8-K Current Report dated August 1, 2013, which was filed with the Securities and Exchange Commission on August 22, 2013.  See Item 9.01.

As Honorary Deputy CEO, Mr. Nelson will be stand in for the CEO at appearances and events where required or necessary, and deliver the CEO’s planned comments and announcements about the Company, its developments and business and other matters, on behalf of the CEO, when requested.

As Chief Operating Officer, Mr. Nelson will oversee Product Development Roadmap, prototypes, scaling to manufacturing; facilities management, infrastructure, utilities, equipment maintenance and tools; environmental, health, and safety policies and procedures and training; Human Resources, candidate screening, on the job training and  hiring; mechanical and electrical/control systems engineering activities for development, manufacturing and test equipment for all product lines; installation and debug of the manufacturing lines, and qualification and certification thereof; Quality Assurance Program for all products, ISO Certification, AS9100; business development activities; Sales and Marketing activities; IP Committee Chair and IP Strategies; and Solid State Cell and Supercapacitor dielectric material development and scaling to manufacture.

Mr. Nelson is 63 years of age and has over 35 years experience in high technology, including 20 years in the battery industry, having come to the Company in November, 2012, as a Consultant under RTP Systems, Inc. He was responsible the design and construction of our facilities; bringing in team members, contractors and vendors; and converting our leased space into a modern product development and pilot manufacturing site with offices, laboratories, a tool room and manufacturing spaces.  His responsibilities included overseeing all operations of the Company from his engagement, and including the purchase, installation, operation of critical manufacturing assets and equipment and supervision of our employees at this facility, along with the establishment of a high energy lithium ion development program for us.  As the CTO, and in addition to his prior services, he was be responsible for the establishment of our Quality Assurance Department; our Sales and Marketing team; and Operations Department; a structured capital investment plan for our manufacturing process; and product development and scaling of our manufacturing.  Prior to joining the Company, Mr. Nelson was the Chief Manufacturing Officer of Planar Energy Devices, Inc. of Orlando, Florida, beginning in 2008.  He joined Planar, the Battelle Ventures funded Orlando, Florida, based startup, pioneering Solid State Lithium Ion Batteries for consumer electronics and electric vehicles, to lead the Thin Film Deposition process and tool development aspect of its business; and designed and implemented new SPEED technology (Streaming Process for Electroless Electrochemical Deposition) tools in the liquid phase, vapor phase and gel phase of these batteries. He was also instrumental in developing rapid thermal annealing, flash lamp annealing and thermal calendering and lamination equipment for materials deposition and battery electrochemical cell assembly.

Mr. Nelson co-authored the Advanced Research Products Agency-Energy (“ARPAe”) proposal that resulted in a $4,000,000 Department of Energy grant for the solid state technology development program; and he led Planar’s Hybrid Cell Product Development team tasked with creating a 900 Wh/L battery cell for the handset market and productizing the design from proof of principal operation to meeting client specifications.

He received a BS degree in Physics in June, 1972, from Washington & Lee University.

As Chief Technology Officer, Dr. Pugh will define the Technology Roadmap for the Company; ensure product quality metrics are met; provide continuing technical support for the production team; direct customer technical interaction for sales support; advise and secure IP with the IP Committee; interface with the energy storage technical community and promote the technical excellence of Oakridge within the industry; collaborate with the technical teams in any structured relationship entered into by the Company involving its technology; assist in identifying and secure strategic partners; and oversee and hands-on work for product and process development.

Dr. Pugh is 47 years of age, is a scientific professional with broad-based experience in product development, technological analysis and research, general management and consulting.  He has many years of battery chemistry experience and battery product development and is commended as a hands-on scientist.  He is currently Director of Product Development with the Company, and will retain that position.  He served as Director of Technology/ Principal Scientist, at The ENSER Corporation, from 2006 to 2013; Senior Scientist at Solicore, from 2002 to 2006; and Senior Scientist at Valence Technology, from 2001 to 2002.  He has also presided over a private consulting firm and has several publications and patents related to battery research and development.  His ability to interface with the customer base and general management skills will help guide the technical direction of the Company.

Dr. Pugh received his Doctor of Philosophy in Physical Organic Chemistry in 1998 from Oregon State University and a BS degree in Biology in 1991 from Boise State University.

On August 1, 2013, we originally entered into an Employment Agreement with Dr. Pugh as Director of Battery Development.  The Employment Agreement is for a term of two years and remains unchanged in connection with his promotion to the position of Chief Technology Officer; requires substantially all of his working time and efforts to be related to the business of the Company; provides for annual compensation of $120,000; provides for participation in a yet to be structured stock option plan consistent with awards made to other employees of similar stature; participation in all employee benefits provided to certain other employees, including health medical and dental insurance; four weeks vacation per each year of employment; one-year non-competition provisions; termination at death, disability or for cause; and with Company indemnification for actions taken on our behalf under such employment to the fullest extent allowed under the Florida Business Corporation Act, with Florida law to govern the Employment Agreement, among other provisions.  His duties and compensation as Chief Technology Officer will continue under this Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.

Exhibit Description

10

Pugh Employment Agreement

8-K Current Report dated August 1, 2013, which was filed with the Securities and Exchange Commission on August 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	January 16, 2014	By:	/s/ Mark Meriwether
Mark Meriwether
Vice President and Director

3